SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                February 20, 2018

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

On January 24, 2018, we entered into a consulting agreement (the “Agreement”) with NeuroAssets Sàrl (“Consultant”), a Swiss company. Under the Agreement, Consultant will provide us with advisory services relating to introductions and presentations to pharmaceutical companies who could potentially become our corporate partners. The Agreement may be terminated by either party at any time upon notice. We will pay Consultant $5,000 per month until such time as the Agreement is terminated.

The Agreement also provided for the grant of options to Consultant. Accordingly, on February 20, 2018, the Compensation Committee of the Company’s Board of Directors approved a grant of 200,000 options under our 2016 Equity Compensation Plan. The options vest over 48 months in equal monthly installments with the first monthly vesting event scheduled to occur on March 20, 2018, have a term of 10 years and are exercisable at a price of $1.75 per share. The vesting of the options will accelerate if a corporate partnership results from an introduction made by Consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: February 23, 2018	By:	/s/ Alexander K. Arrow
Name: Alexander K. Arrow Title: Chief Financial Officer

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